Exhibit 10.3
SECURITY AGREEMENT
THIS SECURITY AGREEMENT is entered into as of October 21, 2009, by and between STREAMLINE HEALTH SOLUTIONS, INC., a Delaware corporation (the “Guarantor”) and FIFTH THIRD BANK, an Ohio banking corporation, the Lender under the Revolving Note (the “Secured Party”).
Section 1. Definitions:
1.1 Specific Definitions. The following definitions will apply:
“Accounts” means all accounts, accounts receivable, health-care-insurance receivables, credit card receivables, contract rights, tax refunds from federal, state and local governments, and all obligations in any form including but not limited to those arising out of the sale or lease of goods or the rendition of services by Guarantor; all guaranties, letters of credit and other security and supporting obligations for any of the above; all merchandise returned to or reclaimed by Guarantor; and all books and records (including computer programs, tapes and data processing software) evidencing an interest in or relating to the above; all winnings in a lottery or other game of chance operated by a governmental unit or person licensed to operate such game by a governmental unit and all rights to payment therefrom.
“Guarantor” means STREAMLINE HEALTH, INC., an Ohio corporation
“Equipment” means all machinery, machine tools, equipment, fixtures, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs, goods (including, without limitation, each of the items of equipment set forth on any schedule which is either now or in the future attached to Secured Party’s copy of this Agreement), and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, and all supplies used or useful in connection therewith.
“Event of Default” means any “Event of Default” as defined in the Guaranty.
“Guaranty” means the Amended and Restated Continuing Guaranty Agreement dated as of the date hereof between Guarantor and Secured Party.
“General Intangibles” means all general intangibles, choses in action, causes of action, obligations or indebtedness owed to Guarantor from any source whatsoever, payment intangibles, software, and all other intangible personal property of every kind and nature (other than Accounts) including without limitation patents, trademarks, trade names, service marks, copyrights and applications for any of the above, and goodwill, trade secrets, licenses, franchises, rights under agreements, tax refund claims, and all books and records including all computer programs, disks, tapes, printouts, customer lists, credit files and other business and financial records, and the equipment containing any such information.
“Inventory” means any and all inventory, goods, supplies, wares, merchandises and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held for sale or lease, or furnished or to be furnished under any contract for service, or used or consumed in business and also including products of and accessions to inventory, packing and shipping materials, and all documents of title, whether negotiable or non-negotiable, representing any of the foregoing.

“Investment Property” means any investment property, security, whether certificated or uncertificated, security entitlement, securities account, commodity contract or commodity account.
“Obligations” means all “Obligations” under and as defined in the Guaranty.
“Revolving Note” means the Amended and Restated Revolving Note dated as of October 21, 2009 executive by Borrower and payable to the Secured Party for itself and as agent for any affiliate of Fifth Third Bancorp.
“Uniform Commercial Code” and “UCC” means the Uniform Commercial Code as in effect in the State of Ohio and, to the extent the laws of any other state govern perfection, the effect of perfection and nonperfection, the Uniform Commercial Code as in effect in such state.
1.2 Other Definitions. Capitalized terms not defined herein have the meanings set forth in the Guaranty or, to the extent not defined therein, in the Revolving Note or, to the extent not defined therein, in the UCC.
Section 2. Security.
2.1 Security Interest of Secured Party. To induce Secured Party to make the Revolving Loans pursuant to the Revolving Note, and as security for all Obligations, Guarantor hereby assigns to Secured Party as collateral and grants to Secured Party a continuing pledge and security interest in the following property of Guarantor (the “Collateral”), whether now owned or existing or hereafter acquired or arising and regardless of where it is located:
(a) all Accounts;
(b) all Inventory;
(c) all Equipment, Goods and Fixtures;
(d) all General Intangibles;
(e) all Investment Property, Money and Deposit Accounts;
(f) all equity interests in Borrower, all documents, instruments, chattel paper, electronic chattel paper, securities, money, cash, letters of credit, letter of credit rights, promissory notes, warrants, dividends, distributions, Commercial Tort Claims, contracts, agreements, contract rights or other property, owned by Guarantor or in which Guarantor has an interest, which now or hereafter are at any time in the possession or control of Guarantor, Secured Party or in transit by mail or carrier to or in the possession of any third party acting on behalf of Secured Party, without regard to whether Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Secured Party had conditionally released the same, and the proceeds thereof, all rights to payment from all claims against Secured Party, and any deposit accounts of Guarantor and all amounts on deposit therein or credited thereto, including certificates of deposit, all demand, time, savings, passbook or other accounts;

(g) all books and records relating to the Collateral;
(h) all Supporting Obligations relating to the Collateral; and
(i) all proceeds and products of Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral, all tort or other claims against third parties arising out of damage or destruction of Collateral, all property received wholly or partly in trade or exchange for Collateral, all fixtures, all leases of Collateral and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of the Collateral or any interest therein.
2.2 Representations in Schedule I. Guarantor represents and warrants that the representations and warranties in Schedule I attached hereto are true and correct in all material respects. Except as otherwise permitted hereunder, Guarantor will not change its name, change its jurisdiction of organization, transfer executive offices or maintain records with respect to Accounts at any location other than the present locations specified in that schedule.
2.3 Provisions Concerning Accounts and Other Collateral.
(a) Guarantor represents and warrants that each Account reflected in Guarantor’s books and records or hereafter created is, or at the time it arises will be, owned by Guarantor free and clear of all Liens in favor of any third party other than Permitted Liens, will be a bona fide existing obligation created by the final sale and delivery goods or the completed performance of services by Guarantor in the ordinary course of its business, will be for a liquidated amount maturing as stated in the supporting data covering such transaction, and will not be subject to any known deduction, offset, counterclaim, return privilege or other condition. Any discounts, credits and allowances relating to Accounts between Guarantor and its customers will be in accordance with the usual customary practices of Guarantor, as such practices exist as of the date hereof.
(b) Secured Party may at any time notify Debtors that Accounts have been assigned to Secured Party or of Secured Party’s security interest therein, and after default by Guarantor hereunder collect the same directly and all collection costs and expenses shall be due from Guarantor and shall constitute Obligations.
(c) If Guarantor becomes aware that a Debtor disputes liability or makes any claim with respect to an Account in excess of $10,000 or that a receivership petition or petition under any chapter of the federal bankruptcy act is filed by or against a Debtor, or that a Debtor dissolves, makes an assignment for the benefit of creditors, becomes insolvent, fails or goes out of business, or that any other event occurs which materially and adversely affects the value of any Account owed by a debtor, Guarantor will within two business days notify Secured Party of each such event. If an Event of Default has occurred and is continuing, Guarantor will not grant any discounts, credit or allowances to any Debtor and will not accept returns of merchandise without Secured Party’s consent. If an Event of Default has occurred and is continuing, Secured Party may settle disputes and claims directly with Debtors and apply the net amounts collected from such disputed Accounts to the Obligations, after expenses of collection.

(d) Guarantor appoints Secured Party as its attorney-in-fact to endorse Guarantor’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Secured Party’s possession; to sign Guarantor’s name on any invoice or bill of lading relating to any Accounts or Inventory, on drafts against Debtors, on schedules and assignments of Accounts or Inventory, on notices of assignment and other public records, on verifications of Accounts and on notices to Debtors; to notify post office authorities to change the address for delivery of Guarantor’s mail to an address designated by Secured Party, to receive and open all mail addressed to Guarantor and to retain all mail relating to Collateral and forward all other mail to Guarantor; to send requests for verification of Accounts to customers or Debtors, executing on its behalf any third party agreements or assignments to grant Secured Party control over the Collateral, including but not limited to third party agreements between Guarantor, Secured Party, and depository institutions, securities intermediaries, and issuers of letters of credit or other support obligations, which third party agreements direct the third party to accept direction from Secured Party regarding the maintenance and disposition of the Collateral and the products and proceeds thereof; provided that Secured Party will not exercise any right or power granted under the foregoing power-of-attorney unless an Event of Default has occurred and is continuing. Guarantor ratifies and approves all acts of Secured Party as attorney-in-fact. Secured Party as attorney-in-fact will not be liable for any acts or omissions, or for any error of judgment or mistake of fact or law except for bad faith. This power, being coupled with an interest, is irrevocable until all Obligations have been fully satisfied.
(e) If any Accounts will arise out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, Guarantor will promptly notify Secured Party and upon the request of Secured Party, Guarantor will perfect Secured Party’s Lien in such Accounts under the provisions of the Federal laws on assignment of claims.
(f) Guarantor will promptly notify Secured Party of any Commercial Tort Claim (including a brief description thereof) and take such action as Secured Party may reasonably request (including amending any UCC financing statement) to perfect Secured Party’s Lien in such Collateral.
2.4 Provisions Concerning General Intangibles. Guarantor represents and warrants that Guarantor owns all of the General Intangibles in which Guarantor grants Secured Party a Lien, free and clear of any Liens other than Permitted Liens. Guarantor will preserve all material patents, trademarks, copyrights and the like which are necessary or useful for the conduct of its business.

2.5 Provisions Concerning Inventory. (a) Guarantor represents and warrants that Schedule I sets forth all places where Guarantor maintains Inventory or has maintained Inventory at any time during the past twelve months, including, without limitations, facilities leased and operated by Guarantor and locations neither owned nor leased by Guarantor. Schedule I indicates whether the premises are those of a warehouseman or other party. No Inventory will be removed from the current locations or stored at locations other than the current locations disclosed to Secured Party on Schedule I, except (i) for the purpose of sale in the ordinary course of Guarantor’s business or (ii) upon 30 days’ prior written notice to Secured Party, to such other locations as to which all action required to perfect and protect Secured Party’s lien in such Inventory has been taken. Inventory may be moved from one current location to another.
(b) Guarantor will keep all Inventory in good order and condition and will maintain full, accurate and complete books and records with respect to Inventory at all times.
(c) Except during the continuance of an Event of Default and following notice from Secured Party, Guarantor may sell Inventory in the ordinary course of its business (which does not include a transfer in full or partial satisfaction of Indebtedness).
(d) If any Inventory is stored with a bailee, warehouseman or similar party at any time, Guarantor so storing such Inventory will inform Secured Party of that fact and will take all steps requested by Secured Party so that Secured Party retains a first priority perfected Lien in those assets.
(e) Guarantor has not purchased any of the Collateral in a bulk transfer or in a transaction which was outside the ordinary course of the seller’s business, except pursuant to the Acquisition or as set forth on an exhibit attached hereto.
2.6 Provisions Concerning Equipment. (a) Guarantor represents and warrants that Schedule I sets forth all places where any of Guarantor’s Equipment is located or has been located at any time during the past twelve months. No Equipment will be moved to any location not disclosed to Secured Party on Schedule I but Equipment may be moved from one such location to another.
(b) Guarantor will maintain its assets in good repair and working order, ordinary wear and tear excepted, and will make all appropriate repairs and replacements thereof necessary to allow Guarantor to continue its business as currently conducted. Guarantor will immediately notify Secured Party of any loss to the Collateral which is reasonably likely to result in a loss in excess of $50,000.
(c) Guarantor will immediately deliver to Secured Party all certificates of title or applications for title or the like for any vehicles, or other Equipment covered by certificates of title. Guarantor will fully cooperate with Secured Party as necessary to perfect Secured Party’s Lien in such assets.
(d) Guarantor will not permit any item of Equipment to become a fixture to real estate or accession to other property and the Equipment is now and will at all times remain and be personal property, except with the prior written consent of Secured Party. If any of the Collateral is or may become a fixture, Guarantor will obtain from all persons with an interest in the relevant real estate such waivers or subordinations as Secured Party reasonably requires.

2.7 Liens. Guarantor has good and valid title to the Collateral, and upon the filing of a Uniform Commercial Code financing statement with the Secretary of State of Ohio, the Liens granted to Secured Party in this Agreement will be fully perfected first priority Liens in the Collateral (to the extent a Lien in such Collateral can be perfected by filing a financing statement) with priority over the rights of every person subject only to Permitted Liens.
2.8 Further Assurances.
(a) Guarantor will execute and deliver to Secured Party at Secured Party’s request all financing statements (if necessary), continuation statements (if necessary) and other documents that Secured Party may reasonably request, in form satisfactory to Secured Party, to perfect and maintain perfected Secured Party’s security interest in the Collateral and to fully consummate all transactions contemplated under this Agreement.
(b) If any Collateral, including proceeds, consists of a letter of credit, advice of credit, instrument, money, negotiable documents, chattel paper or similar property (collectively, “Negotiable Collateral”) or Investment Property evidenced by a certificate or certificates, Guarantor will, promptly upon receipt thereof, endorse and assign such Negotiable Collateral or such Investment Property over to Secured Party and deliver actual physical possession of the Negotiable Collateral or Investment Property to Secured Party.
(c) Secured Party may inspect and verify Guarantor’s books and records at any time or times hereafter, during usual business hours and after reasonable notice, in order to verify the amount or condition of the Collateral, or any other matter relating to the Collateral or Guarantor’s financial condition. Guarantor will promptly deliver to Secured Party copies of all books and records requested by Secured Party.
(d) Guarantor will take any other and further action reasonably necessary or desirable as requested by Secured Party to grant Secured Party control over the Collateral, as “control” is defined in the applicable version of the Uniform Commercial Code, including without limitation (i) executing and/or authenticating any assignments or third party agreements; (ii) delivering, or causing the delivery of, any of the Collateral to the possession of Secured Party; (iii) obtaining written acknowledgments of the lien of Secured Party and agreements of subordination to such lien from third parties in possession of the Collateral in a form acceptable to Secured Party (including from any bank at which Guarantor maintains any deposit account). Guarantor consents to and hereby authorizes any third party in an authenticated record or agreement between Guarantor, Secured Party, and the third party, including but not limited to depository institutions, securities intermediaries, and issuers of letters of credit or other support obligations, to accept direction from Secured Party regarding the maintenance and disposition of the Collateral and the products and proceeds thereof, and to enter into agreements with Secured Party regarding same, without further consent of the Guarantor.
2.9 Other Amounts Deemed Obligations. If Guarantor fails to pay any tax, assessment, government charge or levy or to maintain insurance within the time permitted by this Agreement or the Guaranty, or to discharge any Lien prohibited hereby, or to comply with any other obligation, Secured Party may, but will not be required to, pay, satisfy, discharge or bond the same of the account of Guarantor, and to the extent permitted by law and all monies so paid out will be secured by the Collateral.

2.10 Guarantor Remains Liable. Guarantor will remain liable under any contracts and agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, and Secured Party will not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.
2.11 Insurance. Guarantor will insure the Collateral against loss or damage of the kinds and in the amounts customarily insured against by companies with established reputations engaged in the same or similar business as Guarantor. All such policies will (a) be issued by financially sound and reputable insurers, (b) name Secured Party as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement satisfactory to Secured Party, and (c) will provide for notice to Secured Party before such policy is altered or canceled all of which will be evidenced by a Certificate of Insurance delivered to Secured Party by Guarantor on the date of execution of this Agreement.
Section 3. Remedies.
3.1 Remedies. If any Event of Default occurs and is continuing, in addition to the remedies provided in the Guaranty:
(a) Secured Party may resort to the rights and remedies of a secured party under the UCC including the right to enter any premises of Guarantor, with or without legal process and take possession of the Collateral and remove it and any records pertaining thereto and/or remain on such premises and use it for the purpose of collecting, preparing and disposing of the Collateral;
(b) Secured Party may ship, reclaim, recover, store, finish, maintain and repair the Collateral, and may sell the Collateral at public or private sale, and Guarantor will be credited with the net proceeds of such sale only when they are actually received by Secured Party and any requirement of reasonable notice of any disposition of the Collateral will be satisfied if such notice is sent to Guarantor 10 days prior to such disposition;
(c) Guarantor will upon request of Secured Party assemble the Collateral and any records pertaining thereto and make them available at a place designated by Secured Party; and
(d) Secured Party may use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, tradestyle, copyright, patent right, trade secret or technical process used or utilized by Guarantor.
3.2 No Remedy Exclusive. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Agreement or the Guaranty or now or hereafter existing at law or in equity or by statute.

Section 4. Miscellaneous Provisions.
4.1 Miscellaneous. No delay or omission to exercise any right will impair any such right or be a waiver thereof, and a waiver on one occasion will be limited to that particular occasion. This Agreement may be amended only in writing signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts. If any part of this Agreement is held invalid, the remainder of this Agreement will not be affected thereby.
4.2 Binding Effect. This Agreement will be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Guarantor may not assign any of its rights or delegate any of its obligations hereunder. Secured Party (and any subsequent assignee) may transfer and assign this Agreement or may assign partial interests or participation in the Revolving Loans to other persons.
4.3 Financing Statement. Guarantor hereby authorizes Secured Party to file UCC Financing Statements on behalf of Secured Party and Guarantor with respect to the Collateral.
4.4 Representations and Warranties. All representations and warranties made by the Guarantor are made both before and after giving effect to the Acquisition.
4.5 Notices. Any notice, request, instruction or other document required to be given hereunder or under any other Loan Document shall be in writing and shall be given to the addresses and in the manner set forth in the Guaranty.
4.6 Governing Law; Jurisdiction. This Agreement will be governed by the domestic laws of the State of Ohio. Guarantor agrees that the state and federal courts in Hamilton County, Ohio have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding will be effective if mailed to Guarantor at its address set forth in the Guaranty. EACH PARTY HERETO HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, Guarantor and Secured Party have executed this Security Agreement by their duly authorized officers as of the date first above written.

STREAMLINE HEALTH SOLUTIONS, INC.
By:	/s/ Donald E. Vick, Jr.
	Name:	Donald E. Vick, Jr.
	Title:	Interim CFO

FIFTH THIRD BANK
By:	/s/ Daniel G. Feldmann
	Name:	Daniel Feldmann
	Title:	AVP

SCHEDULE I
SPECIFIC REPRESENTATIONS
1.	The exact legal name of Guarantor is: Streamline Health Solutions, Inc.

2.	Guarantor has not changed its name since it was formed, except: It was formerly known as LanVision Systems, Inc.

3.	Guarantor does not use in its business any trade names other than the following: Streamline Health or formerly LanVision

4.	Guarantor’s form of organization (i.e., corporation, partnership, limited liability company): corporation

5.	Guarantor’s State of location as a registered organization (i.e., corporation, limited partnership or limited liability company): Delaware

6.	Guarantor’s EIN: 31-1455414

7.	Guarantor’s organization ID#: Delaware Franchise ID: 2585139

8.	Address for books and records: 10200 Alliance Road, Suite 200, Cincinnati, OH 45242

9.
Addresses of other Collateral locations, including Counties, for the past five (5) years: 10200 Alliance Road, Suite 200, Cincinnati, OH 45242 and 5481 Creek Road, Cincinnati, OH 45242- both Hamilton County

10.	Name and address of landlord or owner if location is not owned by the Guarantor: Alliance Street LLC, C/O West Shell Commercial, 425 Walnut Street, Suite 1200, Cincinnati, OH 45202

11.	Guarantor is qualified to transact business in the following states: DE and OH

12.	Guarantor has its chief executive office and principal place of business at: 10200 Alliance Road, Suite 200, Cincinnati, OH 45242

13.	Guarantor maintains all of its records with respect to its Accounts at the address specified in clause 12.

14.	Guarantor also has places of business at: none

15.
The following entities (a) have been merged into Guarantor or (b) have sold substantially all of their assets to Guarantor outside the ordinary course of their business since Guarantor was formed: Streamline Health, Inc. is a wholly owned subsidiary of Streamline Health Solutions, Inc.

16.	Guarantor owns the following numbers of motor vehicles:

autos: 0 trucks: 0 tractors: 0 trailers 0 .

17.	Guarantor is not the owner or licensee of any registered patents, trademarks or copyrights or patent, trademark or copyright applications except: none

18.
Guarantor does not (a) have any subsidiaries, or own, or have any interest in, stock in any other corporations, or own an interest in any partnerships or joint ventures or (b) own, or have any interest in, any promissory notes, instruments or chattel paper (whether tangible or electronic) except: Streamline Health, Inc. is a wholly owned subsidiary of Streamline Health Solutions, Inc.

19.
Guarantor does not own any deposit accounts, securities accounts or commodities accounts other than as set forth below (including the bank or financial institution maintaining such account, the account number and the type of account): None

20.	Guarantor is not the owner of any life insurance policies except: None

21.	Guarantor is not a plaintiff or defendant in any litigation except as follows: None

22.	List of all existing Commercial Tort Claims (by case title with court and brief description of claim): None

23.	Guarantor only maintains Inventory at the following locations (each of which, as specified below, is owned or leased or neither owned nor leased by Guarantor): None

24.	Guarantor only maintains Equipment at the following locations (each of which, as specified below, is owned or leased by Guarantor): None

25.	Guarantor only owns or leases the following real property (specifying whether such real property is owned or leased): None